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                                                                    EXHIBIT 10.2

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                                 asd systems



                ASD Certified Service Provider (CSP) Agreement


Welcome to the ASD Certified Service Provider, (CSP) network. We have pre-approved you as an ASD CSP; (Certified Service Provider) based on your application. Final approval / certification is contingent upon the execution of this agreement and integration into ASD's proprietary software. Once certified as an ASD Certified Service Provider your company will receive the necessary technical support and training on the software.

This Agreement dated ________ day of ______________, 199_, by and between _______________________________________________with offices located at
____________________________________________ (herein referred to as CSP) and ASD
Systems, Inc. (ASD) a Texas Corporation, with general offices at 3737 Grader Street, Suite 110, Garland, Texas 75041.

Whereas CSP is desirous of using ASD's proprietary software and / or fully integrating their software and / or other systems into ASD's proprietary software and CSP network for the purpose of obtaining final approval and Certification from ASD.

Whereas ASD is willing to make available access to it's proprietary software for the sole purpose of servicing customers / clients of ASD and /or customers / clients of other CSPs for which ASD will be compensated for the use of it's software or other services provided as outlined in attached exhibits.

Now therefore, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

When your company has attained final approval and ASD has awarded your company Certification status you will agree to use the emblem and title of the CSP program as required in the attached exhibits and only in a form approved by ASD Systems.

This CSP Agreement and any related documents are the complete agreement (collectively "the agreement") regarding your participation in the CSP Program and replaces any oral or written communications between us.

By signing below each of us agrees to the terms of this Agreement. Once signed, any reproduction of the Agreement made by reliable means (for example, reprinting, photocopying or facsimile) will be considered an original to the extent permitted under applicable law.

Our approval of your company is not an approval for you to purchase any of the software offered by ASD Systems.

Our certification of your site / company will be subject to periodic review and re-certification.

The term "Certified Site" means a site controlled and operated by you that meets the requirements as stated in the Exhibits. ASD will confirm in written form the certification of your site/s.

The CSP is an independent contractor. Neither of us is a legal representative or agent of the other. Neither of us is Legally a partner of the other. Neither of us is responsible for the debts incurred by the other. Neither of us is an employee or franchisee of the other, nor does this Agreement create a joint venture between us.

Each of us is free to enter into similar agreements with others, and

Neither of us will assume nor create any obligations on behalf of the other nor make representations or warranties about the other, other than those authorized.

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Neither of us will bring legal action against the other more than two years after the cause of action arose, unless otherwise provided by local law without the possibility of contractual waiver, and

Failure by either party to insist on strict performance or to exercise a right when entitled does not prevent either party from doing so at a later time, either in relation to a specific default or any subsequent one.

Either party may terminate this agreement without cause upon 30 days written notice unless otherwise specified in the attached exhibits.

CSP agrees:

     1. for the certified location , to achieve the necessary level of integration to maintain the required service levels outlined in the exhibits attached. Each CSP site must be certified and meet the service and skill requirements as required by the attached exhibits.

     2. to allow and / or permit ASD to use their name, logo, trade mark and / or service mark in print or other advertising acknowledging their participation with ASD and others in the CSP Program as long as the use of such is consistent with the CSPs desired and / or previous use

     3. to provide and maintain all equipment necessary to perform the required services outlined in each exhibit at the service levels requested.

     4. that ASD will provide CSP with information regarding or access to ASD's proprietary software and other capabilities. CSP acknowledges and agrees that it shall have no right, title, interests or license of any nature in any computer programs, formats, screens, protocols or software used in connection with the performance of the services under this agreement provided by ASD including without limitation, those developed in whole or in part by ASD.

     5. and recognizes the proprietary and confidential nature of ASD's proprietary software and ASD's sole and exclusive rights to the Proprietary Software. CSP further recognizes the value and importance of keeping the programs contained in the software confidential and agrees to utilize commercially reasonable efforts to keep and maintain the confidentiality of the software. Further, CSP specifically agrees not to duplicate any portion of the software without the expressed written consent of ASD Systems and not to disclose it to any third party or any employee who does not have a need to know for the purposes which ASD is allowing access to the software. CSP agrees not to use the Proprietary Software for other than the furtherance of this agreement.

     6. to comply with the highest ethical principles in performing services under this agreement

     7. to keep and maintain all the necessary equipment used in conjunction with this program in good working order at all times

     8.        to promptly notify ASD of any loss of capability or connectivity.
          Failure to report such loss may result in termination of this agreement and immediate loss of Certification and/or access to ASD's software.

     9. for sales leads provided by ASD, the CSP will report to ASD the results of the lead. The CSP will not withhold any information about the outcome of the lead or the interaction with the prospect and will cooperate with ASD in the sales process if so requested by ASD.

     10. to report any and all transactions or other activity taking place on the network through their connectivity to the ASD proprietary software or interaction with other CSPs.

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     11.       that you and not ASD are responsible for the results you achieve as a result of participating in the CSP program or using the ASD proprietary software. ASD makes no implied representations or warranties or claims regarding the performance of it's software.

     12. to publish the emblem / trademark of the certification program on their advertising material including web site in a way acceptable and approved by ASD.

     13. that the CSP's rights under this agreement are not property rights and, therefore, the CSP cannot transfer them to anyone else or encumber them in any way.

     14.       to be year 2000 (Y2K) compliant when necessary

     15. that it is prerequisite to the proper performance of the ASD proprietary software and services hereunder that CSP provide, in advance, complete and detailed information about the business, transactions, input, output, required reports, process, service requirements and other matters (data) which could impact the systems and / or services performance provided under this agreement and attached exhibits.

     16. to indemnify and hold ASD harmless from and against any and all claims, liabilities suits, actions, fines, damages, losses, costs and expenses, including reasonable attorney's fees, arising out of the death of any person, or damage to or loss or destruction of any property, program, loss of any business arising out of the performance of this agreement or participation in the CSP program.

     17. that all material which has or will come into the possession of the CSP in connection with this agreement or the performance thereof, consists of confidential or proprietary data or information, or unique software programs whose disclosure to or use by other than ASD authorized third parties will be damaging. Both parties therefore agree to hold such material and information in the strictest confidence, not to make use thereof other than for the performance of this agreement, to release it only to employees and ASD sales leads requiring such information for the performance of this agreement or evaluation of ASD's software for the purpose of utilization under this agreement.

Notices.  Notices required or permitted to be given the parties under this
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Agreement shall be in writing and shall be sufficiently given when delivered in person, via facsimile, by overnight mail or by certified or registered letter to:
          TO:                           TO:  ASD Systems, Inc.
                                             3737 Grader St., Suite 110
                                             Garland, TX 75041
                                             ATTN:  Norm Charney
                                             Fax: 214-343-2924


or to such other addresses or to such other individuals that the parties may designate from time to time, in writing.

Severability.  If any provision of this Agreement should be construed or held to
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be void, invalid, or unenforceable, by order, decree of judgment of a court of competent jurisdiction, the remaining provisions of this Agreement shall not be affected thereby but shall remain in full force and effect.

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Paragraph Headings.  Headings as to the contents of particular paragraphs are
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provided for convenience only and are in no way to be construed as part of this
Agreement or as a limitation of the scope of the particular paragraph to which they refer. All Exhibits hereto are subject to the provision of their agreement.

Controlling Law.  The validity, interpretation and performance of this Agreement
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and any dispute connected herewith shall be governed and construed in accordance with the laws of the State of Texas.

Miscellaneous.  This Agreement, together with any agreement of even date
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herewith and signed by the parties hereto, constitutes the sole and only agreement between the parties hereto pertaining to the within subject matter, and, effective as of the date of this Agreement, supersedes and cancels any and all other oral or written agreements or understanding between or assumed by the parties or either of them with respect to the subject matter of Agreement, but without prejudice as to any liability which may have accumulated thereunder. No modification or amendment of this Agreement shall be effective unless submitted and agreed to in writing by the duly authorized representatives of the parties hereto. No modification or amendment of any provision of this Agreement shall be construed as a waiver, breach or cancellation of any other provision. No waiver by either party with respect to any breach or default or of any right or remedy, and no course of dealing, shall be deemed to constitute a continuing waiver of any other breach or default or of any other right or remedy, unless such waiver be in writing and signed by the party to be bound.

Non-Solicitation.  CSP, or any other affiliated company or subsidiary agrees not
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to use, contract with or hire any ASD Certified Service Provider, employee or ex-employee of ASD or ASD Business Partner during the terms of this Agreement or for a period of two (2) years after termination of this Agreement for any services whatsoever offered by ASD or contemplated to be offered by ASD or have been previously offered by ASD, without prior written approval from ASD.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective representatives on the day and year first above written.


                                             ASD SYSTEMS, INC.

BY:            /s/                           BY:            /s/
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Typed Name:          /s/                         Typed Name: Norm Charney
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Title:               /s/                         Title: President and CEO
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